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Filed pursuant to Rule 424(b)(5)
Registration No. 333-228500

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, Dated February 11, 2020

Preliminary Prospectus Supplement
to Prospectus dated November 20, 2018

$

Oshkosh Corporation

            % Senior Notes due

        We are offering $            aggregate principal amount of our        % Senior Notes due                        (the "notes"). The notes will bear interest at a rate of        % per year, payable semi-annually in arrears on                        and                         of each year, beginning on                        , 2020. The notes will mature on                         ,                         . We may redeem the notes in whole at any time or in part from time to time at the applicable redemption price described under "Description of the Notes—Optional Redemption." The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The notes will be our senior unsecured obligations and will rank equally in right of payment with our existing and future senior unsecured indebtedness.

        You should carefully consider the discussion under "Risk Factors" beginning on page S-7 of this prospectus supplement and in the reports we file with the U.S. Securities and Exchange Commission (the "SEC") that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

        Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public offering price(1)%		$

Underwriting discount	%	$

Proceeds, before expenses, to us	%	$

(1)
Plus accrued interest, if any, from                        , 2020, if settlement occurs after that date.

        The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company ("DTC") for the accounts of its participants, including Clearstream Banking S.A. ("Clearstream"), and Euroclear Bank SA/NV ("Euroclear"), on or about                        , 2020, against payment therefor in immediately available funds.

Joint Book-Running Managers

BofA Securities	J.P. Morgan	Wells Fargo Securities
US Bancorp

Prospectus Supplement dated                        , 2020

        No person has been authorized by us to provide any information or to make any representations other than those contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we deliver to you and, if given or made, such information or representations must not be relied upon as having been authorized. You should carefully evaluate the information provided by us in light of the total mix of information available to you, recognizing that we can provide no assurance as to the reliability of any information not contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we deliver to you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. Unless otherwise indicated, you should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

        If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and the documents incorporated into each by reference include important information about us, the notes being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus as well as additional information described under "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus before investing in the notes.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized is accurate only as of the date of such document or the documents containing such incorporated information, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sales of the notes. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless the context otherwise requires, the terms "Company", "we", "our" and "us" and other similar terms mean Oshkosh Corporation and its consolidated subsidiaries. References in this prospectus supplement to a "fiscal year" are to our fiscal year ended September 30.

 NON-GAAP FINANCIAL MEASURES

        EBITDA as presented in this prospectus supplement is a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). This measure is not a measurement of our financial performance or liquidity under GAAP and should not be considered as an alternative to net income, operating income from continuing operations or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as measures of our liquidity.

        We define "EBITDA" as earnings before interest expense, interest income, provision for income taxes, depreciation and amortization. See "Prospectus Supplement Summary—Summary Financial Information." We caution investors that amounts presented in accordance with our definition of EBITDA may not be comparable to similar measures disclosed by other issuers because not all issuers and analysts calculate EBITDA in the same manner. We present EBITDA because our management believes EBITDA is an appropriate supplemental measure of performance because it provides a more complete understanding of operating results before the impact of investing and financing transactions as well as income taxes, none of which our management considers to be directly relevant to the efficiency of those operations. Our management believes analysts and investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Our management also believes this measure provides useful information to investors because our credit agreement includes covenants that are expressed as ratios of our consolidated indebtedness and cash interest expense to a defined measure of consolidated EBITDA. EBITDA has several limitations which are discussed in the "Prospectus Supplement Summary—Summary Financial Information" section of this prospectus supplement. In that section of this prospectus supplement, we also include a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which is net income.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized, including the documents incorporated by reference herein or therein, may contain statements that we believe to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We are including this Cautionary Statement to make applicable, and take advantage of, among other things, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. All statements other than statements of historical fact, including, without limitation, statements regarding our future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and the documents incorporated by reference, words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "project" or "plan" or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the cyclical nature of our access equipment, commercial and fire & emergency markets, which are particularly impacted by the strength of U.S. and European economies and construction seasons; our estimates of access equipment demand which, among other factors, is influenced by customer historical buying patterns and rental company fleet replacement strategies; the strength of the U.S. dollar and its impact on Company exports, translation of foreign sales and the cost of purchased materials; the expected level and timing of U.S. Department of Defense ("DoD") and international defense customer procurement of products and services and acceptance of and funding or payments for such products and services; our ability to predict the level and timing of orders for indefinite delivery/indefinite quantity contracts with the U.S. federal government; risks related to reductions in government expenditures in light of U.S. defense budget pressures and an uncertain DoD tactical wheeled vehicle strategy; the impact of any DoD solicitation for competition for future contracts to produce military vehicles; risks related to facilities expansion, consolidation and alignment, including the amounts of related costs and charges and that anticipated cost savings may not be achieved; projected adoption rates of work at height machinery in emerging markets; the impact of severe weather or natural disasters that may affect us, our suppliers or our customers; performance issues with suppliers or subcontractors; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to our products; risks associated with international operations and sales, including compliance with the Foreign Corrupt Practices Act; risks that a trade war and related tariffs could reduce the competitiveness of our products; our ability to comply with complex laws and regulations applicable to U.S. government contractors; cybersecurity risks and costs of defending against, mitigating and responding to data security threats and breaches; our ability to successfully identify, complete and integrate acquisitions and to realize the anticipated benefits associated with the same; and risks related to our ability to successfully execute on our strategic road map and meet our long-term financial goals. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in our SEC filings, including, but not limited to, Item 1A. of Part I of our Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

        We urge you to consider these factors before investing in the notes. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized, or in the documents incorporated by reference herein or therein, are made only as of the date of this prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized or the document incorporated by reference, as applicable, and we undertake no obligation to publicly update these statements to reflect subsequent events or circumstances, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

        The information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in the notes. For a more complete understanding of us and this offering, please read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, especially the risks of investing in the notes discussed under "Risk Factors" in this prospectus supplement and Item 1A. of Part I of our Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

 Oshkosh Corporation

        We are a leading innovator of mission-critical vehicles and equipment for the primary markets of access equipment, defense, fire & emergency and municipal, refuse hauling, concrete placement as well as airport services. We engineer vehicles and equipment that move industries forward. Each of our products and technologies is designed with customers and users in mind, from the four-wheel drive system that we patented in 1917 to advances in mobility systems, electrification, active safety, autonomous vehicles and telematics.

        We comprise 10 brands and maintain four reportable segments for financial reporting purposes: access equipment, defense, fire & emergency and commercial, which comprised 49%, 24%, 15% and 12%, respectively, of our consolidated net sales in fiscal 2019. Our leading brands include a wide range of products that serve a diverse group of industries. We leverage strong technology and manufacturing capabilities, coupled with purchasing and other functional scale, across the enterprise to serve the diverse group of industries, resulting in a company that is a truly different integrated global industrial.

        We made approximately 24%, 22% and 20% of our net sales for fiscal 2019, 2018 and 2017, respectively, to the U.S. government, a substantial majority of which were under multi-year contracts and programs in the defense vehicle market.

        We are a publicly traded Wisconsin corporation. Our common stock is listed on the New York Stock Exchange under the symbol "OSK." Our headquarters and principal executive offices are located at 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902, and our telephone number is (920) 502-3009.

 The Offering

        Summary details of the offering of the notes under this prospectus supplement and the accompanying prospectus are set forth below. Certain terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus supplement and the "Description of Debt Securities" section of the accompanying prospectus contain a more detailed description of the terms and conditions of the notes.

Issuer	Oshkosh Corporation
Notes Offered	$ aggregate principal amount of % Senior Notes due (the "notes").
Maturity Date	, .
Interest	Interest on the notes will accrue from , 2020 and will be payable semi-annually in arrears at a rate of % per annum on and of each year, commencing on , 2020.
Ranking	The notes will constitute our senior unsecured obligations.
They will:
• rank equally in right of payment with all of our existing and future unsecured senior indebtedness, including all borrowings under our senior unsecured credit facility;
• rank senior in right of payment to all of our existing and future subordinated debt;
• be effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and
• be structurally subordinated to all of the existing and future obligations of each of our subsidiaries.

As of December 31, 2019, we had total principal amount of debt outstanding of $825.0 million, all of which was senior debt, and none of which was secured debt. In addition, as of December 31, 2019, we had approximately $786.5 million of availability under our unsecured credit facility.

Optional Redemption

We may redeem the notes in whole at any time or in part from time to time prior to            ,            (    months prior to the maturity date of the notes) (the "Par Call Date"), at our option, at a redemption price equal to the greater of:

• 100% of the principal amount of the notes being redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the notes matured on the Par Call Date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in "Description of the Notes—Optional Redemption"), plus            basis points;

plus, in each case, accrued and unpaid interest on the notes to be redeemed to, but excluding, the redemption date.

In addition, at any time on and after the Par Call Date, we may redeem some or all of the notes, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date. See "Description of the Notes—Optional Redemption."

Repurchase at the Option of Holders Upon a Change of Control Repurchase Event

If we experience a "Change of Control Triggering Event" (as defined in the "Description of the Notes—Certain Definitions"), we will be required, unless we have exercised our right to redeem all of the notes, to offer to repurchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date.

Use of Proceeds

We intend to use the net proceeds of this offering to redeem all of our $250 million principal amount of outstanding 5.375% Senior Notes due March 1, 2025 (the "2025 Notes") and to pay the related redemption premium of approximately $            . Any remaining proceeds will be used for general corporate purposes. See "Use of Proceeds."

Certain Covenants	The indenture governing the notes will contain covenants that limit, among other things, our ability:
• incur secured indebtedness;
• enter into sale and leaseback transactions; and
• merge, consolidate or transfer or dispose of substantially all of our assets.

Additional Issuances

We may from time to time, without giving notice to or seeking the consent of the holders of the notes, issue debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the amount and date of the first interest payment) as, and ranking equally and ratably with, the notes offered hereby. Any additional debt securities having such similar terms, together with notes offered hereby, will constitute a single series of securities under the indenture governing the notes; provided that such additional debt securities are fungible with notes offered hereby for U.S. federal income tax purposes.

Trustee	Wells Fargo Bank, National Association.
Denomination and Form

We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of DTC. Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream and Euroclear will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors	Investing in the notes involves risks. See "Risk Factors" for a description of certain risks you should particularly consider before investing in the notes.
Governing Law	New York.

Summary Financial Information

        The following financial information as of September 30, 2019 and September 30, 2018 and for each of the years in the three-year period ended September 30, 2019 is derived from our audited consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the year ended September 30, 2019, which is incorporated by reference herein. The following balance sheet data as of September 30, 2017 is derived from our audited consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the year ended September 30, 2018, which is not incorporated herein by reference. The following income statement and cash flow data for the three-month periods ended December 31, 2019 and December 31, 2018 and balance sheet data as of December 31, 2019 is derived from our unaudited consolidated financial statements and related notes contained in our Quarterly Report on Form 10-Q for the three months ended December 31, 2019, which is incorporated by reference herein. The following balance sheet data as of December 31, 2018 is derived from our unaudited consolidated financial statements and related notes contained in our Quarterly Report on Form 10-Q for the three months ended December 31, 2018 which is not incorporated by reference herein. The results for the three-month interim periods ended December 31, 2019 and 2018 are unaudited but contain, in management's opinion, all necessary adjustments, consisting of normal and recurring adjustments, for a fair presentation of our financial position and results of operations. The results of operations for the three months ended December 31, 2019 are not necessarily indicative of the results to be expected for the year ending September 30, 2020. You should read the financial information presented below in conjunction with our consolidated financial statements and accompanying notes as well as the management's discussion and analysis of financial condition and results of operations, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in this prospectus supplement and in the accompanying prospectus.

	Fiscal Year Ended September 30,			Three Months Ended December 31,
	2017	2018	2019	2018	2019
	(Dollars in millions)
Income Statement Data:
Net sales	$6,829.6	$7,705.5	$8,382.0	$1,803.4	$1,695.1
Cost of sales	5,648.8	6,346.9	6,684.6	1,475.1	1,405.6

Gross income	1,180.8	1,358.6	1,517.4	328.3	289.5
Operating expenses:
Selling, general and administrative	664.7	664.3	683.5	158.6	173.4
Amortization of purchased intangibles	45.8	38.3	36.9	9.2	7.0

Total operating expenses	710.5	702.6	720.4	167.8	180.4

Operating income	470.3	656.0	797.0	160.5	109.1
Other income (expense):
Interest expense	(59.8)	(70.9)	(54.4)	(13.7)	(13.1)
Interest income	4.9	15.3	6.8	2.2	1.3
Miscellaneous, net	(4.1)	(5.8)	1.3	(1.2)	(0.4)

Total other expense	(59.0)	(61.4)	(46.3)	(12.7)	(12.2)

Income before income taxes and earnings of unconsolidated affiliates	411.3	594.6	750.7	147.8	96.9
Provision for income taxes	127.2	123.8	171.3	39.7	20.7

Income before earnings of unconsolidated affiliates	284.1	470.8	579.4	108.1	76.2
Equity in earnings of unconsolidated affiliates	1.5	1.1	—	0.9	(0.5)

Net income	$285.6	$471.9	$579.4	$109.0	$75.7

	Fiscal Year Ended September 30,			Three Months Ended December 31,
	2017	2018	2019	2018	2019
	(Dollars in millions)
Balance Sheet Data (at end of period):
Cash and cash equivalents	$447.0	$454.6	$448.4	$159.9	$264.0
Receivables, net	1,306.3	1,286.2	1,082.3	1,072.1	911.6
Unbilled receivables, net	—	235.4	549.5	342.9	544.0
Inventories, net	1,198.4	1,227.7	1,249.2	1,291.6	1,430.7
Net working capital	1,356.7	1,579.8	1,666.4	1,466.0	1,721.4
Property, plant and equipment, net	469.9	481.1	573.6	487.1	558.8
Total assets	5,098.9	5,294.2	5,566.3	5,030.1	5,556.2
Total long-term debt, including current maturities	830.9	818.0	819.0	818.3	819.2
Total shareholders' equity	2,307.4	2,513.5	2,599.8	2,411.2	2,681.1
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$246.5	$436.3	$568.3	$(85.9)	$(149.9)
Investing activities	(65.2)	(90.4)	(153.0)	(15.1)	(13.2)
Financing activities	(44.8)	(338.9)	(421.6)	(194.5)	(23.8)
Additions to property, plant and equipment	(85.8)	(95.3)	(147.6)	(13.2)	(33.7)
Other Financial Data:
EBITDA(1)	$595.0	$769.4	$911.9	$188.5	$135.8

(1)
We define "EBITDA" as earnings before interest expense, interest income, provision for income taxes, depreciation and amortization.

Our management believes EBITDA is an appropriate supplemental measure of performance because it provides a more complete understanding of operating results before the impact of investing and financing transactions as well as income taxes, none of which our management considers to be directly relevant to the efficiency of those operations. Our management believes analysts and investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Our management also believes this measure provides useful information to investors because our credit agreement includes covenants that are expressed as ratios of our consolidated indebtedness and cash interest expense to a defined measure of consolidated EBITDA.

You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis.

The table below reconciles EBITDA to net income for the periods presented.

	Fiscal Year Ended September 30,			Three Months Ended December 31,
	2017	2018	2019	2018	2019
	(Dollars in millions)
Net income	$285.6	$471.9	$579.4	$109.0	$75.7
Adjustments to derive EBITDA:
Interest expense, net	54.9	55.6	47.6	11.5	11.8
Provision for income taxes	127.2	123.8	171.3	39.7	20.7
Depreciation and amortization of purchased intangible assets	127.3	118.1	113.6	28.3	27.6
EBITDA	$595.0	$769.4	$911.9	$188.5	$135.8

RISK FACTORS

        You should carefully consider each of the risks described below and in Item 1A. of Part I of our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in the notes. If any of the following risks develop into actual events, our business, financial condition, results of operations or the market value of the notes could be materially adversely affected and you may lose all or part of your investment. The risk factors included, incorporated by reference or otherwise referred to herein are not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to its own particular circumstances or generally. Some factors in this section are forward-looking statements. For a discussion of those statements, see "Cautionary Statement Regarding Forward-Looking Statements."

Risks Related to the Offering and the Notes

         The notes will be effectively subordinated to any future secured debt and the existing and future liabilities of our subsidiaries.

        The notes will not be secured by any of our assets or those of our subsidiaries. The terms of the indenture permit us to issue secured debt, subject to certain limitations, without equally and ratably securing the notes. See "Description of the Notes—Certain Covenants—Limitation on Liens." Any future claims of secured creditors (including indebtedness under our credit agreement to the extent it becomes secured) with respect to assets securing debt will be prior to any claim of the holders of the notes to the extent of the value of the assets securing such debt. As of the date of this prospectus supplement, we do not have any secured indebtedness.

        We conduct substantially all of our operations through subsidiaries, which generate a substantial portion of our operating income and cash. None of our subsidiaries will guarantee the notes. Our subsidiaries are separate and distinct legal entities from us and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to provide us with funds to meet our payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. Our equity interests in our subsidiaries are subordinate to any debt and other liabilities and commitments of our subsidiaries to the extent of the value of the assets of such subsidiaries, whether or not secured. Because the notes will not be guaranteed by our subsidiaries, we may not have direct access to the assets of our subsidiaries unless these assets are transferred by dividend or otherwise to us. The ability of our subsidiaries to pay dividends or otherwise transfer assets to us is subject to various restrictions under applicable law. Our right to receive assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors. Payments to us by our subsidiaries will also be contingent upon the subsidiaries' earnings and business considerations. In addition, even if we are a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any debt of our subsidiaries senior to that held by us.

        On a pro forma basis, after giving effect to the sale of the notes and the redemption of the 2025 Notes, at December 31, 2019, we had a total of approximately $            of indebtedness outstanding (other than trade payables), none of which was subsidiary indebtedness, which would be structurally senior to the notes. Any future subsidiary debt or obligation, whether or not secured, will have priority over the notes.

         We will have limited covenants in the indenture governing the notes and these limited covenants may not protect your investment.

        The indenture governing the notes will not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

  •
  limit our subsidiaries' ability to incur indebtedness which would effectively rank senior to the indebtedness represented by the notes;

  •
  limit our ability to incur indebtedness that is equal in right of payment to the notes;

  •
  restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

  •
  restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

        The indenture governing the notes will also allow us to incur secured debt and enter into sale-leaseback transactions subject to compliance with certain conditions set forth in the indenture. As a result, holders of the notes may be structurally or contractually subordinated to new creditors. Furthermore, the notes will contain only limited protections in the event of a change of control triggering event as described in this prospectus supplement.

         The provisions of the notes will not necessarily protect you in the event of a highly leveraged transaction.

        The terms of the notes will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, recapitalization, restructuring, merger or other similar transactions involving us. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the notes. If any such transaction should occur, the value of your notes may decline.

         We may choose to redeem the notes prior to maturity.

        We may redeem some or all of the notes at any time and from time to time as described under the caption "Description of the Notes—Optional Redemption." Although the notes contain make-whole provisions during certain periods designed to compensate you for the lost value of your notes if we redeem your notes prior to maturity, the make-whole provisions are only an approximation of this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of notes.

         We may not be able to repurchase the notes upon a change of control.

        If a Change of Control Triggering Event occurs, each holder of notes will have the right to require us to repurchase all or any part of such holder's notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. We cannot assure you that we will have sufficient financial resources available to satisfy our obligations to repurchase the notes. In addition, our ability to repurchase the notes may be limited by law or by the terms of other agreements relating to our indebtedness outstanding at that time. Our failure to repurchase the notes as required under the indenture would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See "Description of the Notes—Offer to Repurchase Upon a Change of Control Triggering Event."

         There may not be an active trading market for the notes.

        There is no existing market for the notes and we do not intend to apply for listing of the notes on any securities exchange or to seek approval for quotations through any automated quotation system. Accordingly, there can be no assurance that a trading market for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including but not limited to prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the notes, the outstanding amount of the notes, the terms related to the mandatory redemption and optional redemption of the notes and the level, direction and volatility of market interest rates generally.

         Changes in our credit ratings may adversely affect the value of the notes.

        The notes are expected to be rated by S&P Global Ratings, Moody's Investors Service, Inc. and Fitch Ratings Inc. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. Agency ratings are not a recommendation to buy, sell or hold any security and there can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency's judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs. No report of any rating agency forms a part of, or is incorporated by reference into, this prospectus supplement.

         The ability of holders of the notes to require us to repurchase notes as a result of a disposition of "substantially all" assets may be uncertain.

        The definition of change of control in the indenture governing the notes will include a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of "all or substantially all" of our assets and our subsidiaries' assets, taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our restricted subsidiaries taken as a whole to another person or group may be uncertain.

 USE OF PROCEEDS

        We anticipate that the net proceeds from the offering of the notes will be approximately $            , after deducting the underwriting discount and our offering expenses.

        We intend to use the net proceeds of this offering to redeem all of our $250 million principal amount of outstanding 2025 Notes and to pay the related redemption premium of approximately $            . Any remaining proceeds will be used for general corporate purposes. Pending application of the net proceeds to redeem the 2025 Notes, we may invest the net proceeds in marketable securities. The 2025 Notes bear interest at a rate of 5.375% per annum and are due March 1, 2025.

        To the extent that any of the underwriters or their affiliates own any of our 2025 Notes and a portion of the net proceeds of this offering is used to fund the redemption of those notes as described above, such underwriters or affiliates would receive a portion of those net proceeds. Because more than 5% of the net proceeds of this offering, not including underwriters' discounts, may be received by affiliates of certain of the underwriters, to the extent any one underwriter, together with its affiliates, receives more than 5% of the net proceeds, such underwriter would be considered to have a "conflict of interest" with us in regard to this offering under Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA"). See "Underwriting—Conflicts of Interest."

 CAPITALIZATION

        The following table shows our cash and cash equivalents and capitalization as of December 31, 2019:

  •
  on an actual basis; and

  •
  on an as adjusted basis to reflect this offering and the application of a portion of the net proceeds from this offering to redeem the 2025 Notes.

        You should read this table in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2019
	Actual	As Adjusted
	(Unaudited, dollars in millions)
Cash and cash equivalents	$264.0	$

Unsecured credit facility:
Unsecured revolving line of credit(1)	$—	$
Unsecured term loan	275.0
Other long-term debt:
5.375% Senior Notes due 2025	250.0
4.600% Senior Notes due 2028	300.0
Notes offered hereby	—

Total long-term debt	825.0
Total Oshkosh Corporation shareholders' equity(2)	2,681.1

Total capitalization	$3,506.1	$

(1)
We are party to a syndicated unsecured credit agreement, which was amended and restated as of April 3, 2018, and which consists of an $850.0 million unsecured revolving credit facility and an unsecured $325.0 million term loan facility, each of which matures on April 3, 2023. As of December 31, 2019, we had outstanding letters of credit of $63.5 million that would have reduced available capacity under the unsecured revolving credit facility to $786.5 million.

(2)
As a result of our intended redemption of all of the outstanding 2025 Notes with the net proceeds of this offering, we expect to incur early debt retirement charges. The "As Adjusted" amount reflects $            of such expected charges, net of income tax benefit.

DESCRIPTION OF THE NOTES

        The notes will be issued under an indenture dated as of May 17, 2018, between us and Wells Fargo Bank, National Association, as trustee. We refer to such indenture, as amended or supplemented from time to time, as the "indenture." The following description of the particular terms of the notes supplements, and to the extent inconsistent therewith replaces, the section entitled "Description of Debt Securities" included in the accompanying prospectus. You should read the accompanying prospectus and this prospectus supplement together for a more complete description of the indenture and the notes. This description and the section entitled "Description of Debt Securities" in the accompanying prospectus are summaries and may not include all of the information that is important to you, and are subject to, and are qualified in their entirety by, the provisions of the indenture. Capitalized terms used in this "Description of the Notes" have the meanings specified under "Certain Definitions" in this prospectus supplement or in the indenture and are generally summarized in this description. References to "Oshkosh," the "Company," "we," "us" and "our" in this "Description of the Notes" refer only to Oshkosh Corporation and not any of its subsidiaries.

General

        The notes will initially be limited to $            in aggregate principal amount and will mature on                        ,            .

        The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue thereunder and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the notes, issue debt securities with the same terms as the notes (except for the issue date and, in some cases, the public offering price and the amount and date of the first interest payment) and ranking equally and ratably with the notes offered hereby. Any additional debt securities having such similar terms, together with the notes offered hereby, will constitute a single series of securities under the indenture, including for purposes of voting and redemptions; provided that such additional debt securities are fungible with the notes for U.S. federal income tax purposes. No such additional debt securities may be issued if an "Event of Default" (as such term is defined under "Certain Definitions" in this prospectus supplement) has occurred and is continuing with respect to the notes.

        The notes will bear interest at the rate of        % per year from the original issue date (                        , 2020), or from the most recent interest payment date to which interest has been paid or provided for.

        We will make interest payments on the notes semi-annually in arrears on                        and            of each year, commencing on                        , 2020, to the holders of record at the close of business on the preceding                        and            , respectively (whether or not a business day). Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        If an interest payment date (including an interest payment date falling on a redemption date or the maturity date) falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after the interest payment date, redemption date or maturity date, as the case may be, to the date the payment is made. Interest payable on the notes will include accrued and unpaid interest from, and including, the date of issue or the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date, redemption date or maturity date, as the case may be.

        We will issue the notes only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        No service charge will be made for any transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        The notes will be represented by one or more global securities registered in the name of a nominee of DTC. Except as described under "Book-Entry, Delivery and Form," the notes will not be issuable in certificated form.

        The notes will not be entitled to any sinking fund.

Ranking

        The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The indenture does not limit the amount of unsecured debt that we or our subsidiaries can incur. However, the indenture does restrict our ability and our subsidiaries' ability to incur certain secured debt. See "—Certain Covenants" below.

        In addition, we conduct our operations through subsidiaries, which generate a substantial portion of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are a major source of funds necessary for us to meet our debt service and other obligations. Contractual provisions, laws or regulations, as well as the subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash required to pay our debt service obligations, including payments on the notes. The notes will be structurally subordinated to all obligations of our subsidiaries, including claims with respect to trade payables. This means that holders of the notes will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings. At December 31, 2019, we had a total principal amount of $825.0 million of indebtedness outstanding (other than trade payables), none of which was indebtedness of subsidiaries.

Optional Redemption

        We may redeem the notes in whole at any time or in part from time to time prior to the Par Call Date, at our option, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the notes being redeemed; and

  •
  the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the notes matured on the Par Call Date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus      basis points;

    plus, in each case, accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date.

        In addition, at any time on and after the Par Call Date, we may redeem some or all of the notes, at our option, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date.

        Notwithstanding the foregoing, installments of interest on the notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term (as measured from the redemption date) of the notes to be redeemed (assuming, for this purpose, that the notes to be redeemed mature on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (assuming, for this purpose, that the notes to be redeemed mature on the Par Call Date).

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

        "Par Call Date" means                        ,            , the date that is    months prior to the maturity date of the notes.

        "Quotation Agent" means any Reference Treasury Dealer appointed by us.

        "Reference Treasury Dealer" means (1) each of BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC or one of their respective affiliates; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer, and (2) at least one other Primary Treasury Dealer selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        We will mail or otherwise provide notice of any redemption at least 15 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed, except that redemption notices may be mailed or otherwise provided more than 60 days before a redemption date if the notice is issued in connection with a defeasance or covenant defeasance of the notes or a satisfaction and discharge of the indenture. Notice of any redemption may, in our discretion, be subject to one or more conditions precedent. Once notice of redemption is mailed or provided, subject to any such conditions precedent, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date.

        On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or prior to the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by a method the trustee deems to be fair and appropriate or in case the notes are represented by one or more global notes, beneficial interests therein shall be selected for redemption by DTC in accordance with its applicable procedures therefor.

        For the avoidance of doubt, the trustee will have no obligation to determine or calculate any rate, price or amount in respect of any optional redemption under the indenture.

        In addition, we may at any time purchase any of the notes by tender, in the open market or by private agreement, subject to applicable law.

Offer to Repurchase upon a Change of Control Triggering Event

        If a Change of Control Triggering Event occurs with respect to the notes, unless we have exercised our option to redeem the notes in whole by giving notice of such redemption to the holders thereof as described above, each holder of notes will have the right to require us to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess of $2,000) of that holder's notes pursuant to a Change of Control Offer. In the Change of Control Offer, we will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased to, but not including, the repurchase date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment").

        Within 30 days following any Change of Control Triggering Event, or, at our option, prior to any Change of Control (as defined below), but after the public announcement of the transaction or transactions that constitutes or may constitute a Change of Control, unless we have exercised our option to redeem the notes in whole by giving notice of such redemption to the holders thereof as described above, we will mail or deliver in accordance with DTC procedures a notice to each holder and the trustee describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event, offering to repurchase the notes on the payment date specified in the notice (the "Change of Control Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent and stating the instructions determined by us, consistent with this covenant, that a holder must follow in order to have its notes purchased. The notice shall, if mailed or sent prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

        We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Triggering Event provisions of the notes by virtue of such compliance.

        On the Change of Control Payment Date, we will, to the extent lawful:

  •
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

        The paying agent will promptly deliver to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, that each new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our properties or assets and our Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase our notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and our Subsidiaries taken as a whole to another Person or group may be uncertain.

Events of Default

        An "event of default" with respect to the notes is:

  •
  failure to pay any interest on the notes when due, which failure continues for 30 days;

  •
  failure to pay principal or premium, if any, with respect to the notes when due;

  •
  failure to observe or perform any other covenant, warranty or agreement in the indenture or notes, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the indenture governing events of default, if the failure continues for 90 days (or, in the case of the financial reporting covenant, 120 days) after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding;

  •
  a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the notes) by the Company or any Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $100.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or (except in the case of any Debt owing to the Company by any Subsidiary or any Debt of any Subsidiary owing to the Company or another Subsidiary) shall constitute a failure to pay an amount of such Debt equal to at least $100.0 million when due and payable after the expiration of any applicable grace period with respect thereto; or

  •
  specified events of bankruptcy, insolvency, receivership or reorganization.

Certain Covenants

  Limitation on Liens

        We will not, and will not permit any of our Restricted Subsidiaries to, enter into, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) on or with respect to any Principal Property or on any share of stock or Debt of any Restricted Subsidiary, in each case which Lien secures Debt, without securing the notes and all other amounts due under the indenture equally and ratably with (or prior to) the Debt secured by such Lien until such time as such Debt is no longer secured by such Lien.

  Limitation on Sale and Leaseback Transactions

        Neither we nor any of our Restricted Subsidiaries may enter into any Sale and Leaseback Transaction involving any Principal Property unless:

  •
  immediately after giving effect thereto, the aggregate amount of all outstanding Attributable Debt with respect to all such transactions, plus the amount of outstanding Debt secured by a Lien (other than Permitted Liens) on any Principal Property incurred without equally and ratably securing the notes pursuant to the covenant entitled "—Limitation on Liens," as described above, would not exceed the greater of $500.0 million and 15.00% of our Consolidated Net Tangible Assets calculated at the time of the transaction; or

  •
  within 180 days after such Sale and Leaseback Transaction, we, or such Subsidiary, apply an amount equal to the greater of the net proceeds of such Sale and Leaseback Transaction and the fair market value at the time of the transaction of the property so leased to the retirement of Funded Debt of us or any of our Subsidiaries.

Covenant Defeasance

        The covenant defeasance provisions of the indenture apply to the notes. If we exercise rights of covenant defeasance pursuant to the indenture, we will no longer be obligated to, among other things, offer to repurchase outstanding notes upon a Change of Control Triggering Event.

Book-Entry, Delivery and Form

  Global Notes

        We will issue the notes in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

  DTC, Clearstream and Euroclear

        Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC, in the United States, or Clearstream or Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their U.S. depositaries, which in turn will hold such interests in customers' securities accounts in the U.S. depositaries' names on the books of DTC.

        DTC has indicated that:

  •
  it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act;

  •
  it holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates;

  •
  direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC;

  •
  it is owned by a number of its direct participants and by the New York Stock Exchange LLC and the FINRA;

  •
  access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

  •
  the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

        Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, or the "Euroclear Operator," under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, or the "Cooperative." All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

        We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

        We expect that under procedures established by DTC:

  •
  upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

  •
  ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or a global note.

        Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

        Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

        Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

  Clearance and Settlement Procedures

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

        Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

  Certificated Notes

        Individual certificates in respect of the notes will not be issued in exchange for the global notes, except in very limited circumstances. If DTC is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in definitive form in exchange for the entire global security for the notes. If an Event of Default has occurred with respect to the notes and is continuing and the registrar has received a request from the depositary to issue notes in definitive form in exchange for all or a portion of a global security, we will do so upon such request. In addition, we may at any time choose not to have notes represented by a global security and will then issue notes in definitive form in exchange for the entire global security relating to the notes. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of notes represented by the global security equal in principal amount to that beneficial interest and to have the notes registered in its name. notes so issued in definitive form will be issued as registered notes.

        Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

Concerning the Trustee

        We maintain ordinary banking relationships and, from time to time, obtain credit facilities and lines of credit with a number of banks, including the trustee, Wells Fargo Bank, National Association, and its affiliates. Wells Fargo Securities, LLC, one of the joint book-running managers in this offering and one of the joint lead arrangers and joint bookrunners for our primary credit facility, is an affiliate of the trustee. Neither the trustee nor any paying agent shall be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Rating Decline or Change of Control Triggering Event has occurred.

Governing Law

        The indenture is, and the notes will be, governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may, at the option of the lessor, be extended).

        "Capital Interests" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

        "Capital Lease Obligations" means any obligation of a Person under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Change of Control" means the occurrence of any of the following:

          (1)   the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), that is or becomes the ultimate "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Stock in the Company;

          (2)   the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions), other than by merger or consolidation, all or substantially all of its consolidated assets to a Person other than a Restricted Subsidiary of the Company;

          (3)   the Company consolidates with, or merges with or into, any Person other than a Restricted Subsidiary of the Company, in each case pursuant to a transaction or series of related transactions in which any of the outstanding Voting Stock of the Company are converted into or exchanged for cash, securities or other property, other than any such transaction or series of related transactions where the Voting Stock of the Company outstanding immediately prior thereto are converted into or exchanged for Voting Stock of the surviving or continuing Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or continuing Person (immediately after giving effect to such conversion or exchange); or

          (4)   the adoption of a plan of liquidation or dissolution of the Company.

        Notwithstanding the foregoing, a transaction or series of related transactions will not be deemed to involve a Change of Control if (i) as a result of such transaction or series of related transactions we become a direct or indirect wholly-owned Subsidiary of a holding company or a holding company becomes the successor to us as contemplated by the provisions under "Description of Debt Securities—Merger" in the accompanying prospectus and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction or series of related transactions are the same or substantially the same as the holders of our Voting Stock immediately prior to that transaction or series of related transactions.

        "Change of Control Offer" has the meaning assigned to that term in the indenture.

        "Change of Control Triggering Event" means the occurrence of a Change of Control and a Rating Decline.

        "Consolidated Net Tangible Assets" of any Person means the aggregate amount of assets of such Person and its Subsidiaries after deducting therefrom (a) all current liabilities (excluding any current liabilities constituting Funded Debt by reason of being extendible or renewable) and (b) (to the extent otherwise included therein) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual (as the case may be) consolidated balance sheet (prior to the relevant date of determination) of such Person and its Subsidiaries in accordance with GAAP.

        "Debt" means, with respect to any specified Person, without duplication, any indebtedness of such Person:

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  in respect of borrowed money;

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  evidenced by bonds, notes, debentures or similar instruments;

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  representing reimbursement obligations in respect of letters of credit (other than letters of credit that are secured by cash or cash equivalents), bankers' acceptances or similar instruments (excluding obligations in respect of letters of credit or bankers' acceptances issued in respect of trade payables), provided that such obligations shall not constitute Debt except to the extent drawn and not repaid within five business days;

  •
  representing Capital Lease Obligations;

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  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense, trade payable or other current liability incurred in the ordinary course of business; or

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  representing any Hedging Obligations (with the amount of any such Hedging Obligations to be deemed to be the net amount payable, after giving effect to permitted setoff, if such Hedging Obligations were terminated at the time of determination due to the default of such Person), if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Debt" includes (i) all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Debt is assumed by the specified Person), with the amount thereof deemed to be the lesser of the maximum amount of the obligations so secured and the fair market value of such asset, and (ii) to the extent not otherwise included, the Guarantee by the specified Person of any Debt of any other Person, with the amount thereof deemed to be the stated or determinable amount of or, if not stated or if indeterminable, the maximum reasonably anticipated liability under any such Guarantee.

        The amount of any Debt outstanding as of any date will be:

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  the accreted value of the Debt, in the case of any Debt issued with original issue discount; and

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  the principal amount of the Debt, excluding, for the avoidance of doubt, interest, fees, premium, expenses and additional payments, if any.

        "Fitch" means Fitch, Inc. and its successors.

        "Funded Debt" means all Debt, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, of any Person, for the repayment of borrowed money having a maturity of more than 12 months from the date of its creation or having a maturity of less than 12 months from the date of its creation but by its terms being renewable or extendible beyond 12 months from such date at the option of such Person. For the purpose of determining "Funded Debt" of any Person, there will be excluded any particular Debt if, on or prior to the maturity thereof, there will have been deposited with the proper depository in trust the necessary funds for the payment, redemption or satisfaction of such Debt.

        "GAAP" means, as to a particular Person, such accounting principles as, in the opinion of the independent public accountants regularly retained by such Person, conform at the time to accounting principles generally accepted in the United States.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement, excluding commodity agreements relating to raw materials used in the ordinary course of our business.

        "Incur" means, with respect to any Debt of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or the recording, as required pursuant to GAAP or other applicable accounting standards, of any such Debt on the balance sheet of such Person; provided, however, that a change in GAAP or an interpretation thereunder that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings that correspond to the foregoing. A Guarantee by us or a Subsidiary of Debt Incurred by us

or a Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

          (1)   amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

          (2)   the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

          (3)   the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

          (4)   unrealized losses or charges in respect of Hedging Obligations.

        "Lien" means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment for security purposes, security interest, lien (statutory or otherwise), charge, easement, encumbrance or other security agreement or arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Moody's" means Moody's Investors Service Inc. and its successors.

        "Obligations" means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

        "Permitted Liens" means:

          (a)   Liens existing at the original issue date of the notes;

          (b)   any Lien for taxes or assessments or other governmental charges or levies not then delinquent for more than 90 days, that are then remaining payable without penalty or which are being contested in good faith and for which adequate reserves are being maintained to the extent required by GAAP and, in each case, to the extent no notice of lien has been filed or recorded under the Code;

          (c)   any warehousemen's, materialmen's, mechanic's, repairmen's, landlord's or other similar Liens arising by law for sums not then due and payable (or which, if due and payable, remain payable without penalty or are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

          (d)   survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not individually or in the aggregate materially adversely affect the value of Oshkosh and its Subsidiaries taken as a whole or materially impair the operation of the business of Oshkosh and its Subsidiaries taken as a whole;

          (e)   Liens on property or assets of a Person existing at the time such Person acquires such property or assets, is merged with or into or consolidated with us or a Subsidiary; or becomes a

  Subsidiary (and not created or Incurred in anticipation of such transaction), provided that such Liens are not extended to our or our Subsidiaries' property and assets other than the property or assets acquired and the proceeds thereof;

          (f)    Liens securing Debt of a Subsidiary owed to and held by us or a Subsidiary;

          (g)   Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, in accordance with the terms of the indenture of any Debt secured by Liens referred to in clauses (a), (b), (e), (h) and (m) hereof to the extent that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased;

          (h)   Liens to secure Capital Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt; provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed after the original issue date of the notes with the proceeds of such Capital Lease Obligation, Synthetic Lease Obligation or Purchase Money Debt and any assets that, in the ordinary course of business, are subject to Liens in favor of the same creditor for other assets subject to existing Capital Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt;

          (i)    Liens in favor of us;

          (j)    Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

          (k)   Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that (i) the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto) and (ii) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary;

          (l)    leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Oshkosh or any Subsidiaries and do not secure any Debt;

          (m)  Liens securing the notes;

          (n)   Liens not otherwise permitted under the indenture in an aggregate amount not to exceed at the time of creation the greater of $500.0 million and 15.00% of our Consolidated Net Tangible Assets;

          (o)   any interest of title of a lessor or secured by a lessor's interest under any lease permitted under the indenture; and

          (p)   Liens on the identifiable proceeds of any property or asset subject to a Lien otherwise permitted under the indenture.

        "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or other entity of whatever nature.

        "Principal Property" means any real property, manufacturing plant, warehouse, office building or other physical facility owned at the original issue date of the notes or ownership of which is thereafter acquired by the Company or any Subsidiary of the Company and the gross book value (including related land and improvements thereon) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets other than (a) any property which in the opinion of the Company's board of directors is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety or (b) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

        "Purchase Money Debt" means Debt:

          (1)   incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Subsidiary; and

          (2)   that is secured by a Lien on such assets where the lender's sole security is to the assets so purchased or constructed or substantially similar assets leased or purchased from such lender or any affiliate of such lender under a master lease or similar agreement and proceeds of the foregoing; and in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in "addition to property, plant or equipment" in accordance with GAAP.

        "Rating Agencies" means Fitch, Moody's and S&P or if any of Fitch, Moody's or S&P shall not make a rating on the notes publicly available other than as a result of actions by the Company, a "nationally recognized statistical rating organization" (within the meaning of Section 3(a)(62) of the Exchange Act) selected by the Company which shall be substituted for Fitch, Moody's or S&P, as the case may be.

        "Rating Category" means:

          (1)   with respect to Fitch, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);

          (2)   with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

          (3)   with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

        "Rating Decline" means a decrease in the rating of the notes by any two of the rating Agencies by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Rating Decline otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Decline for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Decline). In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories, namely + or – for Fitch and S&P, and 1, 2, and 3 for

Moody's, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB– to B+ will constitute a decrease of one gradation.

        "Restricted Subsidiary" means a Subsidiary of the Company that owns a Principal Property.

        "S&P" means S&P Global Ratings, a division of S&P Global Inc., and its successors.

        "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by us or any Subsidiary of ours of any property which has been or is to be sold or transferred by us or any such Subsidiary to such Person with the intention of taking back a lease of such property, excluding (i) temporary leases for a term (including renewals at the option of the lessee) of not more than five years, (ii) leases between us and a Subsidiary of ours or between our Subsidiaries, (iii) any sale and leaseback of a property entered into prior to, at the time of, or within 180 days after the later of its acquisition or completion of its construction and (iv) any lease securing or relating to certain federal tax-exempt obligations issued by a state or local government entity to finance the acquisition or construction of property.

        "Subsidiary" means, with respect to any specified Person:

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  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Interest entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

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  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Synthetic Lease Obligations" means any monetary obligation of a Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any bankruptcy or insolvency laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

        "Voting Stock" of any specified Person as of any date means the Capital Interest of such Person that is at the time entitled to vote in the election of the board of directors (or similar governing body) of such Person.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of the material U.S. federal income tax consequences relevant to the acquisition, ownership, and disposition of the notes by U.S. Holders and by Non-U.S. Holders (each as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, rulings of the Internal Revenue Service (the "IRS"), and judicial decisions in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of notes that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code ("United States persons"), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of notes that is neither a U.S. Holder nor an entity (including an arrangement treated for U.S. federal income tax purposes as an entity) that is classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity." If an entity classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity" owns notes, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity" and that owns notes, and any members of such an entity, are encouraged to consult their own tax advisors.

        This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders and Non-U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, insurance companies, banks and other financial institutions, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold notes as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, persons that purchase or sell notes as part of a wash sale for tax purposes, persons subject to special tax accounting rules under Section 451(b) of the Code, U.S. Holders whose functional currency is not the U.S. dollar, controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax). Furthermore, this summary does not discuss any alternative minimum tax consequences or U.S. estate and gift tax consequences, and does not address any aspects of state, local, or foreign taxation. This summary only applies to those beneficial owners that purchase notes in the initial offering at the initial offering price and that hold notes as "capital assets" within the meaning of Section 1221 of the Code. In the case of any Non-U.S. Holder who is an individual, this summary assumes that this individual was not formerly a United States citizen, and was not formerly a resident of the United States for U.S. federal income tax purposes.

        Treasury regulations provide special rules for the treatment of debt instruments that provide for contingent payments. Under these regulations, a contingency is disregarded if the contingency is remote or incidental. We intend to take the position that the contingencies on the notes (for example, your right to require us to purchase the notes upon a Change of Control Triggering Event, as described under "Description of the Notes—Offer to Repurchase upon a Change of Control Triggering Event") will not cause the "contingent payment debt instrument" rules of the Treasury regulations to apply. A successful challenge of this position by the IRS could adversely affect the timing and amount of income inclusions with respect to the notes, and could also cause any gain from the sale or other disposition of a Note to be treated as ordinary income rather than as capital gain. Beneficial owners of the notes are encouraged to consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes. The remainder of this summary assumes that the notes will not be considered to be contingent payment debt instruments.

        This summary constitutes neither tax nor legal advice. Prospective investors are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of the notes, including the application to their particular situation of any U.S. federal, state, local, and non-U.S. tax laws.

Tax Consequences to U.S. Holders

  Interest and Original Issue Discount on the Notes

        It is expected, and therefore this discussion assumes, that the notes will be treated as issued without original issue discount ("OID") for federal income tax purposes. Accordingly, a U.S. Holder will generally be required to include stated interest in income as ordinary income at the time the interest is received or accrued, in accordance with the U.S. Holder's method of tax accounting.

  Sale, Exchange or Repurchase of the Notes

        In the case of a sale or other taxable disposition (including a redemption or retirement) of a note, a U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount received (other than any amount representing accrued but unpaid interest, which will be treated as ordinary income to the extent not previously included in income) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note (net of accrued interest) to the U.S. Holder, reduced by any payments (other than payments of stated interest) made on such note. A gain or loss recognized by a U.S. Holder on a sale or other taxable disposition of a note generally will constitute capital gain or loss. Capital gains recognized by an individual upon the sale or other taxable disposition of a note that is held for more than one year are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of a capital loss recognized upon the sale or other taxable disposition of a note is subject to limitations.

  Unearned Income Medicare Contribution Tax

        A 3.8% Medicare contribution tax will be imposed on the "net investment income" of certain United States individuals and on the undistributed "net investment income" of certain estates and trusts. Among other items, "net investment income" generally includes interest and certain net gain from the disposition of property (such as the notes), less certain deductions.

  Backup withholding and information reporting

        In general, information reporting requirements will apply with respect to payments of principal and interest on the notes to a U.S. Holder, and with respect to payments to a U.S. Holder of any proceeds from a disposition of the notes. In addition, a U.S. Holder may be subject to a backup withholding tax on such payments that are subject to information reporting if the U.S. Holder fails to supply its correct taxpayer identification number in the manner required by applicable law, fails to certify that it is not subject to the backup withholding tax, or otherwise fails to comply with applicable backup withholding tax rules.

        Any amounts withheld from a U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the U.S. Holder, and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

  Interest on the Notes

        Interest earned on a note by a Non-U.S. Holder will be considered "portfolio interest," and (subject to the discussion below under "—Backup withholding and information reporting" and "—Foreign Account Tax Compliance") will not be subject to U.S. federal income tax or withholding, if:

  •
  the Non-U.S. Holder is neither (i) a "controlled foreign corporation" that is related to the Company as described in Section 881(c)(3)(C) of the Code, (ii) a bank receiving the interest on a loan made in the ordinary course of its business, nor (iii) a person who owns, directly or under the attribution rules of Section 871(h)(3)(C) of the Code, 10% or more of the total combined voting power of the equity interests in the Company;

  •
  the certification requirements described below are satisfied; and

  •
  the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder.

        In general, the certification requirements will be satisfied if either (i) the beneficial owner of the note provides, to the person that otherwise would be required to withhold U.S. tax, a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) that includes the beneficial owner's name and address and that certifies, under penalties of perjury, that the beneficial owner is not a United States person, or (ii) a securities clearing organization, bank, or other financial institution which holds customers' securities in the ordinary course of its trade or business holds the note on behalf of a beneficial owner and provides to the person that otherwise would be required to withhold U.S. tax, a statement certifying under penalties of perjury that an applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) has been received by it from the beneficial owner, or from another financial institution acting on behalf of the beneficial owner, and furnishes a copy to the person that otherwise would be required to withhold U.S. tax. These certification requirements may be satisfied with certain other documentary evidence in the case of a note held through a qualified intermediary.

        Any payments to a Non-U.S. Holder of interest that do not qualify for the "portfolio interest" exemption and that are not effectively connected with the conduct of a trade or business (or, if a United States income tax treaty applies, are not attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder will be subject to U.S. federal income tax and withholding at a rate of 30% (or at a lower rate under an applicable income tax treaty). To claim a reduction or exemption under an applicable income tax treaty, a Non-U.S. Holder must generally submit, to the person that otherwise would be required to withhold U.S. tax, a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form).

        Any interest earned on a note that is effectively connected with the conduct of a trade or business (and, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by a Non-U.S. Holder will be subject to U.S. federal income tax at regular graduated rates. If the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes, such income will also be taken into account for purposes of determining the amount of

U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments. However, such effectively connected income will not be subject to U.S. federal income tax withholding, provided that the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI (or a suitable substitute form) to the person that otherwise would be required to withhold U.S. tax.

  Disposition of Notes

        Subject to the discussion below under "—Backup withholding and information reporting," any gain (other than an amount representing accrued but unpaid interest, which will be treated as described above in "—Taxation of Non-U.S. Holders—Interest") recognized by a Non-U.S. Holder upon a sale or other taxable disposition (including a redemption or retirement) of a note generally will not be subject to U.S. federal income tax or withholding unless:

  •
  the gain is effectively connected with the conduct of a trade or business (and, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder; or

  •
  in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

        In the case of a Non-U.S. Holder whose gain is described in the first bullet point above, any such gain will be subject to U.S. federal income tax at regular graduated rates, and (if the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments.

        An individual Non-U.S. Holder described in the second bullet point above will, unless an applicable income tax treaty provides otherwise, be subject to a flat 30% tax on such gain, which may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States.

  Backup withholding and information reporting

        Any payments of interest on the notes to a Non-U.S. Holder generally will be reported to the IRS and to the Non-U.S. Holder, regardless of whether withholding was required. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the payee resides.

        Any payments of interest on the notes to a Non-U.S. Holder generally will not be subject to backup withholding and additional information reporting, provided that (i) the Non-U.S. Holder certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or a suitable substitute form) that it is not a United States person and certain other conditions are met, or (ii) the Non-U.S. Holder otherwise establishes an exemption.

        The payment to a Non-U.S. Holder of the proceeds of a disposition of a note by or through the U.S. office of a broker generally will not be subject to information reporting or backup withholding if the Non-U.S. Holder either certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or a suitable substitute form) that it is not a United States person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to the payment of the proceeds of a disposition of a note by or through the foreign office of a foreign broker (within the meaning of applicable Treasury regulations). However, with respect to a payment of the proceeds of the disposition of a note by or through a foreign office of a U.S. broker or of a foreign broker with certain relationships to the United States: information reporting requirements generally will apply unless the broker has documentary evidence that the holder is not a United States person and certain other conditions are met, or the holder otherwise establish an exemption; and backup withholding will not apply unless the disposition is subject to information reporting and the broker has actual knowledge that the holder is a United States person.

        Any amounts withheld from a Non-U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the Non-U.S. Holder, and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

  Foreign Account Tax Compliance

        Under the Foreign Account Tax Compliance Act ("FATCA"), a 30% withholding tax will be imposed on interest paid with respect to the notes to "foreign financial institutions" (including non-U.S. investment funds) or "non-financial foreign entities" (each as defined in the Code) (whether such foreign financial institutions or non-financial foreign entities are acting as beneficial owners or intermediaries), unless they meet the information reporting requirements of FATCA. To avoid withholding, a foreign financial institution generally will need to enter into an agreement with the IRS that states that it will provide the IRS certain information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders (including certain debt and equity holders), comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to its account holders. An intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury Regulations, may modify these requirements. A non-financial foreign entity generally will need to provide either (a) the name, address, and taxpayer identification number of each substantial U.S. owner or (b) certifications of no substantial U.S. ownership to avoid withholding, unless certain exceptions apply. Although FATCA withholding had been scheduled to be imposed, beginning on January 1, 2019, on gross proceeds from the disposition of certain types of debt instruments, the IRS has issued proposed regulations, upon which taxpayers may generally rely, that exclude gross proceeds from the sale or other disposition of the notes from the application of the withholding tax imposed under FATCA.

        Prospective investors are encouraged to consult their own tax advisors regarding the application of FATCA to investments in the notes. Prospective investors are also encouraged to consult their banks or brokers about the likelihood that payments to those banks or brokers (for credit to such investors) will become subject to withholding in the payment chain. Investors in the notes could be affected by FATCA withholding if a financial institution or other intermediary in the payment chain, such as a bank or broker, through which they hold the notes is subject to withholding because it fails to comply with the reporting requirements.

UNDERWRITING

        BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.

Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
U.S. Bancorp Investments, Inc.

Total	$

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed        % per note. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed        % per note. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance by the underwriters and subject to the underwriters' right to reject any order in whole or in part. The underwriters may offer and sell notes through certain of their affiliates.

        The notes will constitute a new class of securities with no established trading market. We do not intend to list the notes on any national securities exchange or arrange for quotation of the notes on any automated dealer quotation system. However, we cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the notes will develop and continue after this offering. Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the notes.

        We will pay an underwriting discount of        % of the principal amount per note, and a total underwriting discount for the notes of $            .

        We estimate that our total expenses for this offering will be $            , excluding the underwriting discount.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

  •
  Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

  •
  Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        We have agreed in the underwriting agreement that during the period beginning on the date of this prospectus supplement and continuing to, and including, the closing date of the offering, we will not, without the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guarantied by us and having a tenor of more than one year.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our subsidiaries, for which they received or will receive customary fees and expenses. Certain of the underwriters or their affiliates act as agents and/or lenders under our second amended and restated credit agreement dated as of April 3, 2018.

        In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including acting as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect the future trading price of the notes offered under this prospectus supplement. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may, at any time, hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

        To the extent that any of the underwriters or their affiliates own any of our 2025 Notes and a portion of the net proceeds of this offering is used to fund the redemption of those notes as described in "Use of Proceeds," such underwriters or affiliates would receive a portion of those net proceeds. Because more than 5% of the net proceeds of this offering, not including underwriters' discounts, may be received by affiliates of certain of the underwriters, to the extent any one underwriter, together with its affiliates, receives more than 5% of the net proceeds, such underwriter would be considered to have a "conflict of interest" with us in regard to this offering under FINRA Rule 5121.

Extended Settlement

        It is expected that delivery of the notes will be made against payment therefor on or about                        , 2020, which is the       business day following the date hereof (such settlement cycle being referred to as "T+      "). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+      , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade such notes on the date of pricing should consult their own advisors.

Notice to Prospective Investors in the European Economic Area

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the "EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation. For the purposes of this paragraph, references to the EEA shall include the United Kingdom, whether or not the United Kingdom is a member state of the European Union at the time of the relevant offer or sale of the notes as aforesaid.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Regulation) and (i) who have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in France

        Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the notes to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restraint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering of the notes. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

        The notes offered in this prospectus supplement have not been registered under the Financial Instruments and Exchange Law of Japan (the Law No. 25 of 1948, as amended, the "FIEL") and the notes will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore ("SFA"). Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material issued in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be issued, circulated or distributed, nor may notes be offered or sold, or be made the subject of any invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an Institutional Investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a Relevant Person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to an offer referred to in Section 275 (1A), and in accordance with the applicable conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where interests are subscribed or purchased under Section 275 of the SFA by a Relevant Person which is:

          1.     a corporation (which is not an Accredited Investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

          2.     a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investment and each beneficiary of the trust is an accredited investor, then securities or securities-based derivative contracts (each term as defined in Section 2(1) of the SFA of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the interests pursuant to an offer made under Section 275 except:

              (i)  to an Institutional Investor or to a Relevant Person, or to any person arising from an offer referred to in Section 275 (1A) or Section 276 (4)(i)(B) of the SFA;

             (ii)  where no consideration is or will be given for the transfer;

            (iii)  where the transfer is by operation of law;

            (iv)  as specified in Section 276(7) of the SFA; or

             (v)  as specified in Regulation 37A of the Securities and Futures (offers of investments) (securities and securities-based Derivative contracts) Regulations 2018 of Singapore.

        Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

        The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this prospectus supplement nor any accompanying prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This prospectus supplement and accompanying prospectus may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this prospectus supplement and accompanying prospectus or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) ("Corporations Act")) has been or will be lodged with the Australian Securities and Investments Commission ("ASIC") or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

        The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

  (a)
  the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

  (b)
  the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

  (c)
  the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

  (d)
  the offer or invitation does not constitute an offer or invitation to a person in Australia who is a "retail client" as defined for the purposes of Section 761G of the Corporations Act; and

  (e)
  such action does not require any document to be lodged with ASIC or the ASX.

Notice to Prospective Investors in the United Arab Emirates

        The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

        In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Taiwan

        The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China ("Taiwan"), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

Notice to Prospective Investors in Korea

        The notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and none of the notes may be offered or sold, directly or indirectly, in Korea or to any resident of Korea, or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), except as otherwise permitted under applicable laws and regulations.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-31371). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are a part of that registration statement, but do not contain all of the information included in the registration statement or the exhibits to the registration statement. Our SEC filings, including the registration statement, are available to the public at the SEC's web site at http://www.sec.gov.

        We are "incorporating by reference" specified documents that we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information we file with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the end of the offering to which this prospectus supplement relates:

  •
  Our Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

  •
  Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2019.

  •
  Our definitive Proxy Statement on Schedule 14A filed on December 20, 2019.

  •
  Our Current Reports on Form 8-K filed on November 21, 2019 and January 10, 2020.

        You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Oshkosh Corporation
1917 Four Wheel Drive
Oshkosh, Wisconsin 54902
(920) 502-3009
Attention: Secretary

        You can also find these filings on our website at www.oshkoshcorp.com. However, we are not incorporating the information on our website other than these filings into this prospectus supplement and the accompanying prospectus.

LEGAL MATTERS

        The validity of the securities being offered by this prospectus supplement has been passed upon for us by Foley & Lardner LLP. Certain legal matters in connection with this offering are being passed upon for the underwriters by Mayer Brown LLP.

EXPERTS

        The financial statements incorporated in this prospectus supplement by reference from Oshkosh Corporation's Annual Report on Form 10-K, for the year ended September 30, 2019, and the effectiveness of Oshkosh Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Oshkosh Corporation

Common Stock, Preferred Stock, Depositary Shares, Debt Securities,
Warrants, Stock Purchase Contracts and Stock Purchase Units

        We may offer and sell from time to time securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering. This prospectus provides you with a general description of the securities we may offer.

        We may offer and sell the following securities:

  •
  common stock;

  •
  preferred stock, which may be convertible into our common stock or other securities;

  •
  depositary shares;

  •
  senior debt securities, which may be convertible into our common stock, preferred stock or depositary shares;

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  warrants to purchase common stock, preferred stock, depositary shares or debt securities; and

  •
  stock purchase contracts and stock purchase units.

        Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any supplement and any other offering material carefully before you invest.

        We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

        In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

        Our common stock is listed on the New York Stock Exchange under the symbol "OSK."

        Investment in our securities involves risks. See "Risk Factors" in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and in any prospectus supplement or other offering material or in such other document we refer you to in any prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 20, 2018.

ABOUT THIS PROSPECTUS

        Unless the context otherwise requires, references in this prospectus to "we ," "us," "our" and "Oshkosh Corporation" refer to Oshkosh Corporation and its consolidated subsidiaries, collectively. References to "common stock" refer to Oshkosh Corporation's common stock, $.01 par value per share. References to "preferred stock" refer to Oshkosh Corporation's preferred stock, $.01 par value per share. References to "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, territories, possessions and all areas subject to its jurisdiction.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus, and one or more of our shareholders may sell our common stock, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

        We are not making offers to sell or soliciting offers to buy, nor will we make an offer to sell or solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information appearing in this prospectus, any supplement to this prospectus or any other offering material, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus, any prospectus supplement and/or any other offering material, including, without limitation, statements regarding our future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements generally are identified by the words "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "project" or "plan" or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including, among others, those we identify under "Risk Factors" in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Numerous important factors described in this prospectus, any prospectus supplement and/or other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or other offering material, could affect these statements and could cause actual results to differ materially from our expectations. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

OSHKOSH CORPORATION

        Oshkosh Corporation is a leading designer, manufacturer and marketer of a broad range of specialty vehicles and vehicle bodies. We operate in four segments: access equipment, defense, fire & emergency and commercial. Our principal executive offices are located at 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903, and our telephone number is (920) 235-9151.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement and/or other offering material.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock summarizes material terms and provisions that apply to our capital stock. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our by-laws, which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        We are authorized to issue up to 302,000,000 shares of capital stock, 300,000,000 of which are shares of common stock, $.01 par value per share, and 2,000,000 shares of which are preferred stock, $.01 par value per share. As of September 30, 2018, there were 72,370,758 shares of common stock issued and outstanding and no shares of preferred stock issued.

Common Stock

        Subject to the Wisconsin Business Corporation Law as described below under "Statutory and By-Law Provisions," holders of our common stock are entitled to one vote for each share of common stock held by them on all matters properly presented to shareholders. Subject to the prior rights of the holders of any shares of our preferred stock that are outstanding, our board of directors may at its discretion declare and pay dividends on our common stock out of our earnings or assets legally available for the payment of dividends. Subject to the prior rights of the holders of any shares of our preferred stock that are outstanding, if we are liquidated, any amounts remaining after the discharge of outstanding indebtedness will be paid pro rata to the holders of our common stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

        Our board of directors is authorized to issue our preferred stock in one or more series and to fix the dividend rate or rates and the preferences, if any over any other class or series with respect to dividends; the price and terms and conditions of redemption; the amounts payable in the event of voluntary or involuntary liquidation; sinking fund provisions for redemption or purchase of a series; the terms and conditions on which a series may be converted; and voting rights.

        If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including the following specific terms:

  •
  the series, the number of shares offered and the liquidation value of the preferred stock;

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  the price at which the preferred stock will be issued;

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  the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

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  the liquidation preference of the preferred stock;

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  the voting rights of the preferred stock;

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  whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

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  whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

  •
  any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

        It is not possible to state the actual effects of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

  •
  restricting dividends on the common stock;

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  diluting the voting power of the common stock;

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  impairing the liquidation rights of the common stock; and

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  delaying or preventing a change in control of our company.

Statutory and By-Law Provisions

        Provisions of Wisconsin law and our by-laws might also discourage some types of transactions that involve an actual or threatened change of control of Oshkosh Corporation. Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of Wisconsin corporations, including Oshkosh Corporation, held by any person or persons acting as a group in excess of 20% of the voting power of the corporation is limited to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the corporation or in specified transactions or shares for which full voting power has been restored pursuant to a vote of shareholders. Sections 180.1140 through 180.1144 of the Wisconsin Business Corporation Law contain limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations, including Oshkosh Corporation, and a significant shareholder, unless the board of directors of the corporation approves the business combination or the shareholder's acquisition of shares before the shares are acquired. Similarly, Sections 180.1130 through 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to specified business combinations unless minimum price and procedural requirements are met. Following the commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on specified share repurchases effected at a premium to the market and on specified asset sales by the corporation unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

        In addition, our by-laws establish a procedure which shareholders seeking to call a special meeting of shareholders must satisfy. This procedure involves notice to us, the receipt by us of written demands for a special meeting from holders of 10% or more of the issued and outstanding shares of common stock, a review of the validity of such demands by an independent inspector appointed by us and the fixing of the record and meeting dates by our board of directors. In addition, shareholders demanding such a special meeting must deliver to Oshkosh Corporation a written agreement to pay the costs incurred by us in holding a special meeting, including the costs of preparing and mailing the proxy materials for our solicitation of proxies for use at such meeting, in the event such shareholders are unsuccessful in their proxy solicitation.

        Our by-laws also provide our board of directors with discretion in postponing shareholder meetings, including, within certain limits, special meetings of shareholders. Additionally, our chairman or board of directors (acting by resolution) may adjourn a shareholder meeting at any time prior to the transaction of business at such meeting, within certain limits. Our by-laws also contain strict time deadlines and procedures applicable to shareholders seeking to nominate a person for election as a director or to otherwise bring business before a meeting.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional interests in shares of preferred stock rather than a full share of preferred stock. In that event, depositary receipts will be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the applicable prospectus supplement and/or other offering material.

        Any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Oshkosh Corporation and the depositary. The prospectus supplement and/or other offering material relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred stock into other securities.

        We will describe the particular terms of any depositary shares we offer in the applicable prospectus supplement and/or other offering material. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement and/or other offering material.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement and/or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and/or other offering material and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement and/or other offering material relating to the offered debt securities. As used in this section, the terms "we," "us," "our," "Oshkosh Corporation" and the "company" refer to Oshkosh Corporation, a Wisconsin corporation, and not any of its subsidiaries, unless the context requires.

        Senior debt securities will be issued under the indenture, dated May 17, 2018, between Oshkosh Corporation and Wells Fargo Bank, National Association, which is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the indenture.

        The following summaries of the material provisions of the indenture and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, including the definitions of specified terms used in the indenture, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

        The indenture does not limit the amount of debt securities that may be issued under the indenture, and the indenture does not limit the amount of other unsecured debt or securities that we may issue. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Some of the debt securities may be issued under the indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement and/or other offering material. We have the right to "reopen" a previous issue of a series of debt by issuing additional debt securities of such series.

        We conduct a substantial amount of our operations through subsidiaries and expect that we will continue to do so. Our right to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of a holder of debt securities to benefit as our creditor from any distribution are subject to prior claims of creditors of the subsidiary. The debt securities will also effectively rank junior in right of payment to any of our secured debt.

        The prospectus supplement and/or other offering material relating to the particular series of debt securities offered thereby will describe the following terms of the offered debt securities:

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  the title of the offered debt securities;

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  any limit upon the aggregate principal amount of the offered debt securities;

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  the date or dates (or the manner of calculating the date or dates) on which the principal of the offered debt securities is payable;

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  the rate or rates (or the manner of calculating the rate or rates) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

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  the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable;

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  the period or periods within which, the price or prices at which, the currency in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

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  our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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  the denominations in which the offered debt securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

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  if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the offered debt securities are to be made;

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  if the interest on or principal of (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in such debt securities are denominated or stated to be payable and the currency in which such debt securities or any of them are to be so payable;

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  whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or method or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

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  the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;

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  the inapplicability of specified provisions relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;

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  any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

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  if any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such debt securities to be authenticated and delivered;

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  the terms of any right to convert the offered debt securities of such series into, or exchange the debt securities for, our common stock or other securities or property or cash in lieu of our common stock or other securities or property, or any combination thereof; and

  •
  any other terms of the series (which terms shall not be inconsistent with the provisions of the related indenture).

Payments

        Unless otherwise indicated in any prospectus supplement and/or other offering material, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registrable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register.

Denominations, Registration and Transfer

        Unless otherwise indicated in any prospectus supplement and/or other offering material, the offered debt securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple of $1,000, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

        If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies will be described in the related prospectus supplement and/or other offering material.

        We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preferred stock or depositary shares, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement and/or other offering material. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of shares of common stock, preferred stock or depositary shares to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time as described in the related prospectus supplement and/or other offering material.

Merger

        The indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge into any other corporation, provided that:

  •
  immediately after giving effect to the transaction, no default under the indenture has occurred and is continuing;

  •
  the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof; and

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  the successor corporation expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us.

        In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor corporation complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

        Other than the covenants described above, or as set forth in any accompanying prospectus supplement and/or other offering material, the indenture does not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Modification of the Indenture

        With the consent of the holders of more than 50% in aggregate principal amount of any series of debt securities then outstanding under the applicable indenture, waivers, modifications and alterations of the terms of the indenture may be made which affect the rights of the holders of the series of debt securities. However, no modification or alteration may, without the consent of all holders of any series of debt securities then outstanding affected thereby:

  •
  extend the fixed maturity of any debt security of that series;

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  reduce the rate or extend the time of payment of interest thereon;

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  reduce the principal amount thereof or any premium thereon;

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  make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the debt securities; or

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  reduce the percentage of debt securities of that series, the holders of which are required to consent to:

  •
  any supplemental indenture;

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  rescind and annul a declaration that the debt securities of that series are due and payable as a result of the occurrence of an event of default;

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  waive any past event of default under the indenture and its consequences; and

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  waive compliance with other specified provisions of the applicable indenture.

        In addition, as described in the description of "Events of Default" set forth below, holders of more than 50% in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default in specified circumstances and may direct the trustee in enforcement of remedies.

        We and the trustee may, without the consent of any holders, modify and supplement the applicable indenture:

  •
  to evidence the succession of another corporation to us under the applicable indenture, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of us pursuant to the applicable indenture;

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  to add to the covenants applicable to us such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the applicable indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

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  to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture;

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  to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

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  to make other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of the holders and to make any change that would provide additional rights or benefits to the holders of any or all series or that does not adversely affect the legal rights under the indenture of any such holder;

  •
  to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

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  to modify, amend or supplement the indenture in such a manner as to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939 as then in effect, except that nothing contained in the indenture shall permit or authorize the inclusion in any supplemental indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

  •
  to provide for the issuance under the indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

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  to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

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  to establish any additional form of debt security and to provide for the issuance of any additional series of debt securities.

Covenant Defeasance and Satisfaction and Discharge of a Series

Covenant Defeasance of any Series

        If we deposit with the trustee, in trust, at or before maturity or redemption:

  •
  lawful money;

  •
  direct obligations of the government which issued the currency in which the debt securities of a series are denominated, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government and which obligations are guaranteed by such government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which the debt securities of such are denominated and which are not callable or redeemable at the option of the issuer there) in an amount and with a maturity so that the proceeds therefrom will provide funds; or

  •
  a combination thereof,

in each case in an amount sufficient, after payment of all federal, state and local taxes in respect thereof payable by the trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to any series of debt securities then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the indenture and such debt securities, then the provisions of the indenture would no longer be effective as to the debt securities to which such deposit relates, including the restrictive covenants described in this prospectus or any prospectus supplement relating to such debt securities, except as to:

  •
  our obligation to duly and punctually pay the principal of and premium, if any, and interest on the series of debt securities if the debt securities are not paid from the money or securities held by the trustee;

  •
  certain of the events of default described under "Events of Default" below; and

  •
  other specified provisions of the indenture including, among others, those relating to registration, transfer and exchange, lost or stolen securities, maintenance of place of payment and, to the extent applicable to the series, the redemption and sinking fund provisions of the applicable indenture.

        Defeasance of debt securities of any series is subject to the satisfaction of specified conditions, including, among others, the absence of an event of default at the date of the deposit and the perfection of the holders' security interest in the deposit.

Satisfaction and Discharge of any Series

        Upon the deposit of money or securities contemplated above and the satisfaction of specified conditions, the provisions of the indenture (excluding the exceptions discussed above under the heading "Covenant Defeasance of any Series") would no longer be effective as to the related debt securities, we may cease to comply with our obligation to pay duly and punctually the principal of and premium, if any, and interest on a particular series of debt securities, the events of default in the indenture no longer would be effective as to such debt securities and thereafter the holders of the series of debt securities will be entitled only to payment out of the money or securities deposited with the trustee.

        The specified conditions include, among others, except in limited circumstances involving a deposit made within one year of maturity or redemption:

  •
  the absence of an event of default at the date of deposit or on the 91st day thereafter;

  •
  our delivery to the trustee of an opinion of nationally-recognized tax counsel, or our receipt or publication of a ruling by the Internal Revenue Service, to the effect that holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and discharge, and the holders will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred; and

  •
  that we receive an opinion of counsel to the effect that the satisfaction and discharge will not result in the delisting of the debt securities of that series from any nationally-recognized exchange on which they are listed.

Events of Default

        As to any series of debt securities, an event of default is defined in the indenture as being:

  •
  failure to pay any interest on the debt securities of that series when due, which failure continues for 30 days;

  •
  failure to pay principal or premium, if any, with respect to the debt securities of that series when due;

  •
  failure to pay or satisfy any sinking fund payment or similar obligation with respect to debt securities of that series when due;

  •
  failure to observe or perform any other covenant, warranty or agreement in the indenture or debt securities of that series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the indenture governing events of default, if the failure continues for 90 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

  •
  specified events of bankruptcy, insolvency, receivership or reorganization; or

  •
  any other event of default provided with respect to debt securities of that series.

Notice and Declaration of Defaults

        So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of such officer's knowledge, we are in default under any of the provisions of the applicable indenture, and specifying all defaults, and the nature thereof, of which such officer has knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

        The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

        If a specified event of bankruptcy, insolvency, receivership, or reorganization occurs and is continuing, then the principal amount of (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in their terms as due and payable upon acceleration) and any accrued and unpaid interest on that series will immediately become due and payable without any declaration or other act on the part of the trustee or any holder. If any other event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may declare the debt securities of that series immediately due and payable. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.

Actions upon Default

        Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.

        The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the related indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

        We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee or its affiliates under the indenture.

        The indenture and provisions of the Trust Indenture Act of 1939 that are incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. However, if it acquires any conflicting interest (as defined under the Trust Indenture Act of 1939), it must eliminate such conflict or resign.

Book-Entry, Delivery and Settlement

        We will issue the debt securities in whole or in part in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global securities may be held through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC).

        We have provided the following descriptions of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream directly to discuss these matters.

        DTC has advised us that:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934;

  •
  DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates;

  •
  Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

  •
  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

  •
  Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

  •
  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        We expect that under procedures established by DTC:

  •
  Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

  •
  Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        Investors in the global securities who are participants in DTC's system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream may hold interests in the global securities on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as depository of Clearstream. All interests in a securities, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

        So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC's procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the indenture or the global security.

        Neither we nor the trustee will have any responsibility or liability for any aspect of DTC's records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC's records relating to the debt securities.

        We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants' accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC's records. We also expect that payments by DTC's participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC's participants will be responsible for those payments.

        Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC's rules and will be settled in immediately available funds.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated notes, and to distribute such notes to its participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Securities for Certificated Securities

        We will issue certificated debt securities to each person that DTC identifies as the beneficial owner of debt securities represented by the global securities upon surrender by DTC of the global securities only if:

  •
  DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

  •
  An event of default with respect to the debt securities has occurred and is continuing; or

  •
  We decide not to have the debt securities represented by a global security.

        Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the debt securities to be issued.

Same Day Settlement and Payment

        We will make payments in respect of the notes represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global securities holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the global securities are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global securities by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

  •
  the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

  •
  the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

  •
  the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

  •
  the date on which the right to exercise such warrants will commence and the date on which such right will expire;

  •
  U.S. federal income tax consequences applicable to such warrants;

  •
  the number of warrants outstanding as of the most recent practicable date; and

  •
  any other terms of such warrants.

        Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

        Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement and/or other offering material relating to such warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to in this prospectus as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

        The stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

  •
  if applicable, a discussion of material U.S. federal income tax considerations; and

  •
  any other information we think is important about the stock purchase contracts or the stock purchase units.

        If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock or preferred stock, depositary shares or other securities, we will include in the prospectus supplement and/or other offering material relating to the offering information about the issuer of the debt securities. Specifically, if the issuer has a class of securities registered under the Securities Exchange Act of 1934 and is either eligible to register its securities on Form S-3 under the Securities Act of 1933 or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.

SELLING SHAREHOLDERS

        We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder's shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholders, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each selling shareholder.

 PLAN OF DISTRIBUTION

        We may sell our securities, and any selling shareholder may sell shares of our common stock, in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us or any selling shareholders to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent's commission, dealer's purchase price or underwriter's discount. Any selling shareholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act of 1933.

        Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

        The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

        Offers to purchase securities may be solicited directly by us or any selling shareholder or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

        If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities, and any selling shareholder will sell shares of our common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold. In addition, any selling shareholder may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

        Offers to purchase securities may be solicited directly by us or any selling shareholder and the sale thereof may be made by us or any selling shareholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof.

        Any selling shareholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933 in reliance upon Rule 144 under the Securities Act of 1933 provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act of 1933 or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

        Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

        We may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. We or any selling shareholder may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

        We or any selling shareholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

        Additionally, any selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareholder. Any selling shareholder also may sell shares short and redeliver shares to close out such short positions. Any selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling shareholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareholder's securities or in connection with the offering of other securities not covered by this prospectus.

        Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling shareholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us or any selling shareholder may arrange for other broker-dealers to participate in the resales.

        Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

        Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries or any selling shareholder in the ordinary course of business.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

        The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-31371). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. Our SEC filings are available to the public at the SEC's web site at http://www.sec.gov.

        We are "incorporating by reference" specified documents that we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information we file with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

  •
  our Annual Report on Form 10-K for the year ended September 30, 2018; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A, dated June 21, 2002, and any amendment or report updating that description.

        Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

        You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Oshkosh Corporation
2307 Oregon Street
P.O. Box 2566
Oshkosh, Wisconsin 54903-2566
(920) 235-9151
Attention: Secretary

        You can also find these filings on our website at www.oshkoshcorporation.com. However, we are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus.

        You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Oshkosh Corporation's Annual Report on Form 10-K for the year ended September 30, 2018, and the effectiveness of Oshkosh Corporation's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$

Oshkosh Corporation

            % Senior Notes due

Prospectus Supplement

                        , 2020

Joint Book-Running Managers

BofA Securities
J.P. Morgan
Wells Fargo Securities
US Bancorp